Exhibit 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (the “Agreement”) is entered into by and between Rafael Holdings, Inc. (the “Company”) and Patrick Fabbio (“Employee”), and the parties agree to the terms and conditions set forth below:

1.       Employee’s employment with the Company terminated effective as of the close of business on January 27, 2023 (the “Separation Date”). With the exception of Employee’s health insurance coverage, which shall continue through January 31, 2023, following the Separation Date, Employee shall not be eligible to participate in, or be covered by, any employee benefit plan or program offered by or through the Company. Regardless of whether Employee signs this Agreement, Employee will be provided notice of Employee’s rights to continue Employee’s participation in the Company’s group medical plan pursuant to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act, or comparable state law, as applicable (“COBRA”).

2.       Obligations of the Company.

The Company shall pay to Employee the amount of Three Hundred Seven Thousand Nine Hundred Thirteen Dollars ($307,913) (the “Separation Pay”), which will be paid to Employee less applicable taxes and withholdings within thirty (30) days following the Effective Date of this Agreement (as defined in Section 6.f. below). The payment shall be made to Employee via direct deposit to the account to which Employee’s last payroll payment was made unless Employee designates another account in writing. Employee acknowledges and agrees that the Separation Pay constitutes good and sufficient consideration for this Agreement, including the release contained herein.

3.       Obligations of Employee.

a.       Employee, on behalf of Employee, Employee’s heirs, executors, administrators, successors, and assigns and all persons who may have a cause of action through Employee (collectively, “Releasors”), to the maximum extent permitted by law, completely and forever releases the Company and its past, present and future parent companies, controlling or majority stockholders, partners, divisions, subsidiaries, affiliates, trustees, corporations under common control or ownership, business partners, and each of their current and former officers, directors, shareholders, members, attorneys, insurers, agents, and employees, and each of their predecessors, successors, and assigns, and all related persons, individually and in their official capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively, “Releasees”), from any and all claims, demands, actions, and liabilities, known or unknown, including without limitation any claims arising out of Employee’s former employment with the Company and/or Employee’s separation therefrom, including, but not limited to, any and all claims under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; 42 U.S.C. § 1981; the Age Discrimination in Employment Act (“ADEA”), as amended, and the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act; the Americans with Disabilities Act of 1990, as amended; the Rehabilitation Act of 1973; the Equal Pay Act; the Occupational Safety and Health Act; the Consolidated Omnibus Budget Reconciliation Act; the Genetic Information Non-Discrimination Act of 2008; the Pregnancy Discrimination Act of 1978; the Immigration Reform and Control Act; the Workers Adjustment and Retraining Notification Act; the Fair Credit Reporting Act; the New Jersey Law Against Discrimination (N.J.S.A. 10:5-12 et seq.); the New Jersey Conscientious Employee Protection Act (N.J.S.A. 34:19-1 et seq.); the New Jersey Wage Payment Law; the New Jersey Wage and Hour Law; the New Jersey Equal Pay Act; the New Jersey Earned Sick Leave Law; the New Jersey Family Leave Act; retaliation claims under the New Jersey Workers’ Compensation Law; any other applicable laws, statutes, ordinances, rules, and regulations (including without limitation any New Jersey laws, statutes, ordinances, rules, and regulations); and all laws that govern discrimination, including without limitation discrimination based on religion, color, race, sex, pregnancy, sexual harassment, national origin, marital status, genetic information, age, retaliation, handicap, and/or disability, all as amended; and any other statutory, common law, or public policy claim, including without limitation any tort claim (including without limitation any claim for misrepresentation or fraud, assault, battery, intentional infliction of emotional distress, tortious interference with employment, defamation, invasion of privacy, negligence, or negligent hiring, retention, or supervision), any contract claim, and any employment law claim (including without limitation any claim concerning recruitment, hiring, termination, retaliation, severance pay, stock options, whistleblowing, compensation, sick leave, holiday pay, vacation pay, fringe benefits, discrimination, or harassment); whether federal, state, or local; whether in law or in equity; whether of any type whatsoever, arising from the beginning of the world to the date of Employee’s execution of this Agreement. Employee expressly intends this release to reach to the maximum extent permitted by law. The above list of statutes is meant to be illustrative, not exhaustive. However, nothing in this Agreement shall be construed to prevent Employee from enforcing Employee’s rights under this Agreement, from filing a claim to collect benefits under applicable state unemployment compensation or workers’ compensation laws, or from asserting claims for Employee’s accrued, vested benefits under any employee benefit plans in accordance with the terms of such plans and applicable law. If any claim is not subject to release, to the extent permitted by law, Releasors waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective, or multi-party action or proceeding based on such a claim in which Releasees are a party.

b.       Employee agrees and acknowledges that the consideration provided for in this Agreement exceeds any payments, benefit, or thing of value to which Employee might otherwise be entitled to from the Company under any contract, policy, plan, procedure or otherwise.

c.       Employee agrees, to the maximum extent permitted by law, not to disclose any information regarding the underlying facts leading up to or the existence or substance of this Agreement, except to Employee’s spouse/significant other, tax advisors/accountants, and/or attorneys. Employee further agrees, to the maximum extent permitted by law, not to make, or induce or cause any other person or entity to make, negative statements or communications disparaging the Company or its affiliates, subsidiaries, officers, directors, managers, shareholders, members, agents, business, practices, services, or products. Responding to legal process, required governmental testimony or filings, or administrative or arbitration proceedings (including without limitation depositions in connection with such proceedings) or making disclosures or communications that cannot be prohibited pursuant to applicable federal, state, or local law will not violate the obligations of this paragraph.

d.       Employee acknowledges that Employee understands that notwithstanding the foregoing, nothing in this Agreement precludes Employee from filing a charge with the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), or any comparable federal, state, or local governmental agency or testifying, assisting, or participating in any investigation, hearing, or proceeding conducted by such agency. However, to the maximum extent permitted by law, Employee, for Employee and the Releasors, waives any right to monetary or other recovery should any claim be pursued by any person, organization, or other entity against Releasees on their behalf arising out of or related to Employee’s employment or separation of employment from the Company.

Employee further acknowledges that Employee understands that nothing in this Agreement limits Employee’s ability to communicate with the Securities Exchange Commission or otherwise participate in any investigation or proceeding that may be conducted by the Securities Exchange Commission, including providing documents or other information, without notice to the Company, nor limits Employee’s right to receive an award for information provided to the Securities Exchange Commission.

e.       Employee agrees to furnish such information and assistance to the Company as may be reasonably requested by the Company in connection with any issues or matters of which Employee had knowledge during Employee’s employment with the Company. Employee further agrees that Employee will assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, regulatory, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations, or proceedings relate to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee. Employee further agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph.

f.       Employee warrants that neither Employee, nor anyone acting on Employee’s behalf, has filed any civil action, suit, arbitration, administrative charge, or legal proceeding, whether in court, in an arbitral forum, or with an administrative agency, against any of the Releasees. Employee warrants that Employee has not made any claim or allegations to the Company related to discrimination, retaliation, or harassment. Employee acknowledges that Employee has received all wages, bonuses, and compensation to which Employee was entitled by virtue of Employee’s former employment with the Company, as well as any and all paid time off, leave, or other benefits to which Employee may have been entitled by virtue of Employee’s former employment with the Company. Employee affirms Employee has no known workplace injuries or occupational diseases. Employee further affirms that Employee has not been retaliated against for reporting any allegations of wrongdoing by the Company, including any allegations of corporate fraud.

g.       Employee represents and warrants that as of the Company’s receipt of this Agreement fully executed by Employee, Employee has returned to the Company all property belonging to the Company.

h.       Any claim or counterclaim by the Company to enforce this Agreement shall not be deemed retaliatory.

4.       No Admission of Liability.

The parties acknowledge that this Agreement is not an admission of liability or wrongdoing by anyone and all parties deny any wrongdoing or violation of law.

5.       Consultation with an Attorney.

Employee expressly acknowledges that Employee has been advised to consult with an attorney before signing this Agreement.

6.       General Terms.

a.       The parties affirm that the terms stated in this Agreement are the only consideration for them to sign this Agreement, and no other promise or agreement of any kind has been made to or with them by any person or entity whomsoever to cause them to execute this Agreement, and that they fully understand the meaning and intent of this Agreement, including but not limited to its final and binding effect. Employee acknowledges that Employee has been advised of Employee’s right to consult with an attorney before signing this Agreement. Except for those provisions of the Non-Disclosure and Non-Competition Agreement between Employee and the Company effective September 1, 2021 that are, by their terms, intended to survive termination of employment, which shall remain in full force and effect, this Agreement contains the entire agreement between the parties and replaces any and all prior contracts, agreements, or understandings between the parties arising out of or relating to the employment of Employee and the separation of Employee’s employment. This Agreement may only be changed in a writing signed by both the Company and Employee.

b.       This Agreement shall be construed, enforced and interpreted in accordance with the laws of the State of New Jersey, without regard to New Jersey’s conflict of laws principles, and the exclusive venue for any action to enforce or construe the Agreement shall be in federal or state court in Essex County, New Jersey. It is agreed that each party irrevocably consents to the exercise of personal jurisdiction over such party by such courts, agrees that venue shall be proper in such courts, and irrevocably waives and releases any and all defenses based on lack of personal jurisdiction, improper venue or forum non conveniens.

c.       If one or more provisions of this Agreement is held to be unenforceable, the remaining provisions nonetheless shall be enforced to the maximum extent possible. Further, if any release or covenant set forth in paragraph 3 of this Agreement is held to be unenforceable, Employee agrees to execute a release or covenant of comparable scope that is legal and enforceable.

d.       This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors, and assigns.

e.       This Agreement may be executed in counterparts, and if so executed each such counterpart shall have the force and effect of an original. The parties represent and warrant that they are authorized and entitled to sign this Agreement and that no other person or entity has any interest in the matters released in this Agreement and that the parties own and have not sold, pledged, assigned or transferred to any person or entity all or any portion of the matters or claims released in this Agreement and that the parties will indemnify and hold harmless each other from any such claim that may be asserted against the other by any other person or entity. The person signing this agreement on behalf of the Company is authorized to do so.

f.       FOR EMPLOYEE TO RECEIVE THE PROMISES AND BENEFITS UNDER THIS AGREEMENT, EMPLOYEE MUST ACCEPT THIS AGREEMENT BY SIGNING THIS AGREEMENT AND DELIVERING THE SIGNED AGREEMENT TO THE COMPANY VIA EMAIL TO DAVID POLINSKY AT DAVID.POLINSKY@RAFAELHOLDINGS.COM AFTER JANUARY 27, 2023 AND ON OR BEFORE FEBRUARY 17, 2023 (AND NOT THEREAFTER REVOKE HIS ACCEPTANCE).  EMPLOYEE HEREBY ACKNOWLEDGES THAT EMPLOYEE HAS BEEN GIVEN AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT.  EMPLOYEE ACKNOWLEDGES THAT HE UNDERSTANDS THAT HE MAY VOLUNTARILY WAIVE SOME OR ALL OF THE TWENTY-ONE (21) DAY PERIOD.  HE FURTHER ACKNOWLEDGES THAT, IN THE EVENT THAT HE EXECUTES AND RETURNS THIS AGREEMENT PRIOR TO THE END OF THE TWENTY-ONE (21) DAY PERIOD, HIS DECISION TO DO SO WILL NOT HAVE BEEN INDUCED BY A THREAT TO WITHDRAW OR ALTER THE OFFER PRIOR TO THE EXPIRATION OF THE TWENTY-ONE (21) DAY PERIOD.  EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT.  EMPLOYEE ACKNOWLEDGES THAT HIS SIGNING THIS AGREEMENT IS COMPLETELY KNOWING AND VOLUNTARY.

EMPLOYEE MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY HE SIGNS THIS AGREEMENT BY DELIVERING A WRITTEN STATEMENT OF REVOCATION WITHIN THAT SEVEN (7) DAY PERIOD TO THE COMPANY VIA EMAIL TO DAVID POLINSKY AT DAVID.POLINSKY@RAFAELHOLDINGS.COM.  THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL THE EIGHTH (8TH) DAY FOLLOWING EMPLOYEE’S EXECUTION THEREOF (THE “EFFECTIVE DATE”).

IN THE EVENT EMPLOYEE SIGNS THIS AGREEMENT BEFORE JANUARY 28, 2023, IT IS DATED BY EMPLOYEE OR RECEIVED BY THE COMPANY A DATE AFTER FEBRUARY 17, 2023, OR EMPLOYEE REVOKES THIS AGREEMENT ON OR BEFORE THE EXPIRATION OF THE SEVEN (7) DAY REVOCATION PERIOD, THE COMPANY SHALL NOT BE OBLIGATED TO PROVIDE ANY OF THE CONSIDERATION SET FORTH IN THIS AGREEMENT AND THIS AGREEMENT SHALL BE NULL AND VOID AND OF NO FORCE OR EFFECT.

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT.

The parties knowingly and voluntarily sign this Agreement as of the date(s) set forth below:

RAFAEL HOLDINGS, INC.

		By:	/s/ David Polinsky
By:	/s/ Patrick Fabbio	Print Name:	David Polinsky
	PATRICK FABBIO	Print Title:	CFO

Date:	1/30/2023	Date:	02.01.2023

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